Vonage Announces Strong Third Quarter 2016 Results, Highlighted by 86% Revenue Growth in Vonage Business

•	Consolidated Revenues of $248 Million, an 11% increase

•	Income from Operations of $15 Million, up from $9 Million

•	Adjusted OIBDA of $41 Million, a 21% increase

•	Raises 2016 Vonage Business Revenue Guidance to $374 - $377 Million

•	Raises Consolidated Adjusted OIBDA Guidance to $158 - $160 Million

Holmdel, NJ, October 26, 2016 - Vonage Holdings Corp. (NYSE: VG), a leading provider of Cloud Communications for Business, today announced results for the third quarter ended September 30, 2016.
Third Quarter Consolidated Financial Results
For the third quarter of 2016, Vonage reported revenues of $248 million, up from $223 million in the year ago quarter. GAAP Income from Operations was $15 million, up from $9 million in the prior year. Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”)1 for the third quarter was $41 million, up from $34 in the prior year period. GAAP net income was $9 million or $0.04 per share, up from $3 million or $0.02 per share in the year ago quarter. Adjusted net income2 was $19 million or $0.09 per share, up from $11 million or $0.05 per share in the year ago quarter.
“Our results reflect good progress integrating our acquisitions and building a winning product and go-to-market value proposition for our customers,” said Vonage CEO Alan Masarek. “The significant investments in Vonage Business continue to support our growth initiatives, highlighted by 86% revenue growth in the third quarter. Our disciplined focus on profitability continues to produce strong results, highlighted by a 21% increase in adjusted OIBDA.”
Mr. Masarek continued, “We are very pleased with the progress we’ve made executing on our strategy to be the Clear Leader in Business Cloud Communications. The integration of our UCaaS and CPaaS solutions will create the most vertically integrated communications company in our industry, with the scale and capabilities to provide better outcomes for our business customers.”

Third Quarter Operating Results

•	Vonage Business revenue, which includes $24 million of Nexmo revenue, was $106 million, an 86% year-over-year increase on a GAAP basis.

•	Ending seats at Vonage Business were 616,000, up from 514,000 seats in the year ago quarter, a 20% increase.

•	Vonage Business revenue churn was 1.4%, compared to 1.3% in the year ago quarter.

•
The Vonage API platform, formerly Nexmo, launched its next generation voice application interface, effectively doubling the Company’s addressable market in CPaaS by opening up the broader, programmable voice market.

•
Revenue from Consumer Services was $142 million, compared to $166 million in the prior year period. This decline is consistent with the Company’s strategy to optimize the profitability of Consumer Services, while redeploying capital into the high-growth Business Cloud Communications sector.

•	Consumer customer churn improved to 2.2%, down from 2.3% in the year ago quarter.

Patent Portfolio
Vonage continues to execute on its strategy to develop innovative technologies and to protect its valuable intellectual property. The Company was granted 11 new patents in the third quarter and now owns 132 U.S. patents, with 200 U.S. patent applications pending, along with many foreign patents and pending applications in jurisdictions worldwide.
Guidance Update
The Company is updating its 2016 full year guidance due to greater visibility on its full year results. Vonage continues to expect consolidated annual GAAP revenue of $950 to $960 million. Within this, the Company is raising guidance for Vonage Business revenues to a range of $374 to $377 million, up from $365 to $370 million. Adjusted OIBDA is expected to be in the range of $158 to $160 million, up from “at least $150 million.”
Conference Call and Webcast
Management will host a webcast discussion of the third quarter 2016 on Wednesday, October 26, 2016 at 8:30 AM Eastern Time. To participate, please dial (877) 359-9508 approximately 10 minutes prior to the call. International callers should dial (224) 357-2393.
The webcast will be broadcast live through Vonage's Investor Relations website at http://ir.vonage.com. A replay of the call and webcast will be available shortly after the conclusion of the call and may be accessed through Vonage's Investor Relations website at http://ir.vonage.com or by dialing (855) 859-2056. International callers should dial (404) 537-3406. The replay passcode is 91321658.

(1) This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP income from operations.
(2) This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net income.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Statement of Income Data:
Revenues	$248,359	$233,675	$223,360	$708,858	$664,948

Operating Expenses:
Cost of service (excluding depreciation and amortization of $7,460, $6,985, $6,415, $21,278, and $18,144, respectively)	87,377	76,078	67,193	232,605	193,255
Cost of goods sold	8,591	8,352	8,206	26,009	25,613
Sales and marketing	83,731	83,344	88,028	246,676	257,977
Engineering and development	8,075	7,243	6,830	22,152	20,299
General and administrative	27,538	35,053	28,860	89,261	79,256
Depreciation and amortization	18,018	18,218	15,446	53,215	43,854
	233,330	228,288	214,563	669,918	620,254
Income from operations	15,029	5,387	8,797	38,940	44,694
Other income (expense):
Interest income	19	25	24	65	65
Interest expense	(3,974)	(3,057)	(2,222)	(9,477)	(6,245)
Other income (expense), net	(495)	104	(50)	(237)	(595)
	(4,450)	(2,928)	(2,248)	(9,649)	(6,775)
Income from continuing operations before income tax expense	10,579	2,459	6,549	29,291	37,919
Income tax expense	(1,501)	(1,562)	(3,116)	(11,385)	(16,290)
Income from continuing operations	9,078	897	3,433	17,906	21,629
Loss from discontinued operations	—	—	—	—	(1,615)
Loss on disposal, net of taxes	—	—	—	—	(824)
Discontinued operations	—	—	—	—	(2,439)
Net income	$9,078	$897	$3,433	$17,906	$19,190
Plus: Net loss from discontinued operations attributable to noncontrolling interest	—	—	—	—	59
Net income attributable to Vonage	9,078	897	3,433	17,906	19,249
Net income per common share - continuing operations:
Basic	$0.04	$—	$0.02	$0.08	$0.10
Diluted	$0.04	$—	$0.02	$0.08	$0.10
Net loss per common share - discontinuing operations:
Basic	$—	$—	$—	$—	$(0.01)
Diluted	$—	$—	$—	$—	$(0.01)
Net income per common share:
Basic	$0.04	$—	$0.02	$0.08	$0.09
Diluted	$0.04	$—	$0.02	$0.08	$0.09
Weighted-average common shares outstanding:
Basic	217,000	213,558	213,291	214,872	212,907
Diluted	234,868	222,700	225,182	227,499	222,820

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Statement of Cash Flow Data:
Net cash provided by operating activities	$26,694	$23,989	$37,665	$65,255	$83,626
Net cash used in investing activities	(5,751)	(171,993)	(101,148)	(187,897)	(138,283)
Net cash (used in) provided by financing activities	(12,666)	136,388	74,926	97,623	73,827
Capital expenditures, intangible assets, and development of software assets	(7,364)	(10,396)	(9,508)	(28,967)	(20,010)

	September 30,	December 31,
	2016	2015
	(unaudited)	(audited)
Balance Sheet Data (at period end):
Cash and cash equivalents	$33,236	$57,726
Marketable securities	6,559	9,908
Restricted cash	1,836	2,587
Accounts receivable, net of allowance	33,259	19,913
Inventory, net of allowance	4,440	5,542
Prepaid expenses and other current assets	21,192	15,659
Deferred customer acquisition costs	2,595	4,505
Property and equipment, net	49,791	49,483
Goodwill	366,509	222,106
Software, net	22,082	20,710
Debt related costs, net	2,504	2,053
Intangible assets, net	214,578	138,199
Total deferred tax assets, including current portion, net	193,928	226,572
Other assets	2,779	9,603
Total assets	$955,288	$784,566
Accounts payable and accrued expenses	$131,335	$138,925
Deferred revenue	32,393	33,456
Total notes payable, net of debt related costs and indebtedness under revolving credit facility, including current portion	343,452	210,392
Capital lease obligations	4,558	7,761
Other liabilities	2,816	5,291
Total liabilities	$514,554	$395,825
Total stockholders' equity	$440,734	$388,741

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(unaudited)

The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Revenues	$142,050	$147,963	$166,285	$443,017	$516,871
Average monthly revenues per line	$26.36	$26.61	$27.38	$26.55	$27.72
Subscriber lines (at period end)	1,767,212	1,824,668	1,998,982	1,767,612	1,998,982
Customer churn	2.2%	2.1%	2.3%	2.2%	2.3%
The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended					Nine Months Ended
	September 30,		June 30,		September 30,	September 30,
	2016		2016		2015	2016		2015
Revenues (1)	$106,309		$85,712		$57,075	$265,841		$148,077
Average monthly revenues per seat (2)	$45.50		$44.76		$41.56	$44.96		$39.87
Seats (at period end) (2)	615,728	(3)	591,707	(3)	514,184	615,728	(3)	514,184
Revenue churn (2)	1.4%		1.4%		1.3%	1.4%		1.2%
(1) Includes revenue of $23,909 and $7,698, respectively, for the three months ended September 30, 2016 and June 30, 2016, and $31,607 for the nine months ended September 30, 2016 from Nexmo which was acquired on June 3, 2016.
(2) Excludes impact of Nexmo, which was acquired on June 3, 2016.
(3) Seats (at period end) include an adjustment of 13,352 seats that were excluded from previously reported seats due to certain customers not being reflected in metrics report.

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO ADJUSTED OIBDA AND TO ADJUSTED OIBDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Income from operations	$15,029	$5,387	$8,797	$38,940	$44,694
Depreciation and amortization	18,018	18,218	15,446	53,215	43,854
Share-based expense	6,526	7,962	7,889	20,791	20,081
Acquisition related transaction and integration costs	(68)	5,057	1,854	5,082	2,539
Change in contingent consideration	(7,362)	—	—	(7,362)	—
Organizational transformation	2,435	—	—	2,435	—
Acquisition related consideration accounted for as compensation	6,655	3,312	—	9,967	—
Loss from discontinued operations	—	—	—	—	(1,615)
Depreciation from discontinued operation	—	—	—	—	132
Net loss attributable to noncontrolling interest	—	—	—	—	59
Adjusted OIBDA	41,233	39,936	33,986	$123,068	$109,744
Less:
Capital expenditures	(4,032)	(7,053)	(4,618)	$(19,980)	$(9,578)
Intangible assets	$—	$—	$(2,500)	$—	$(2,500)
Acquisition and development of software assets	(3,332)	(3,343)	(2,390)	$(8,987)	$(7,932)
Adjusted OIBDA Minus Capex	$33,869	$29,540	$24,478	$94,101	$89,734

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET INCOME
TO ADJUSTED NET INCOME
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Net income attributable to Vonage	$9,078	$897	$3,433	$17,906	$19,249
Amortization of acquisition - related intangibles	8,074	8,274	6,023	23,310	16,712
Acquisition related transaction and integration costs	(68)	5,057	1,854	5,082	2,539
Change in contingent consideration	(7,362)	—	—	(7,362)	—
Organizational transformation	2,435	—	—	2,435	—
Acquisition related consideration accounted for as compensation	6,655	3,312	—	9,967	—
Adjusted net income	$18,812	$17,540	$11,310	$51,338	$38,500
Net income per common share:
Basic	$0.04	$—	$0.02	$0.08	$0.09
Diluted	$0.04	$—	$0.02	$0.08	$0.09
Weighted-average common shares outstanding:
Basic	217,000	213,558	213,291	214,872	212,907
Diluted	234,868	222,700	225,182	227,499	222,820
Net income per common share, excluding adjustments:
Basic	$0.09	$0.08	$0.05	$0.24	$0.18
Diluted	$0.08	$0.08	$0.05	$0.23	$0.17
Weighted-average common shares outstanding:
Basic	217,000	213,558	213,291	214,872	212,907
Diluted	234,868	222,700	225,182	227,499	222,820

VONAGE HOLDINGS CORP.
TABLE 5. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Net cash provided by operating activities	$26,694	$23,989	$37,665	$65,255	$83,626
Less:
Capital expenditures	(4,032)	(7,053)	(4,618)	(19,980)	(9,578)
Purchase of intangible assets	—	—	(2,500)	—	(2,500)
Acquisition and development of software assets	(3,332)	(3,343)	(2,390)	(8,987)	(7,932)
Free cash flow	$19,330	$13,593	$28,157	$36,288	$63,616

VONAGE HOLDINGS CORP.
TABLE 6. RECONCILIATION OF NOTES PAYABLE, INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY, AND CAPITAL LEASES TO NET DEBT
(Dollars in thousands)
(unaudited)

	September 30,	December 31,
	2016	2015
Current maturities of capital lease obligations	$4,332	$4,398
Current portion of notes payable	18,750	15,000
Notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs	324,702	195,392
Unamortized debt related cost	1,173	1,108
Capital lease obligations, net of current maturities	226	3,363
Gross debt	349,183	219,261
Less:
Unrestricted cash and marketable securities	39,795	67,634
Net debt	$309,388	$151,627

About Vonage
Vonage (NYSE: VG) is a leading provider of cloud communications services for business. Vonage transforms the way people work and businesses operate through a portfolio of cloud-based communications solutions that enable internal collaboration among employees, while also keeping companies closely connected with their customers, across any mode of communication, on any device. Vonage's API Platform provides tools for voice, messaging and phone verification services, allowing developers to embed contextual, programmable communications into mobile apps, websites and business systems, enabling enterprises to easily communicate relevant information to their customers in real time, anywhere in the world, through text messaging, chat, social media and voice. The Company also provides a robust suite of feature-rich residential communication solutions. In 2015 and 2016, Vonage was named a Visionary in the Gartner Magic Quadrant for Unified Communications as-a-Service, Worldwide. Vonage has also earned the Frost & Sullivan Growth Excellence Leadership Award for Hosted IP and Unified Communications and Collaboration (UCC) Services. For more information, visit www.vonage.com.
Investor Contact: Hunter Blankenbaker 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com
Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by the Securities and Exchange Commission, including: adjusted Operating Income Before Depreciation and Amortization (“adjusted OIBDA”), adjusted OIBDA less Capex, adjusted net income, net debt (cash) and free cash flow.
Adjusted OIBDA
Vonage uses adjusted OIBDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted OIBDA as GAAP income (loss) from operations excluding depreciation and amortization, share-based expense, acquisition related costs, acquisition related consideration accounted for as compensation, change in contingent consideration, costs associated with organizational transformation, loss from discontinued operation, depreciation from discontinued operation, and net loss attributable to noncontrolling interest.
Vonage believes that adjusted OIBDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related costs, acquisition related consideration accounted for as compensation and change in contingent consideration; of one-time costs associated with organizational transformation; and of loss from discontinued operation, depreciation from discontinued operation, and net loss attributable to our noncontrolling interest, each of which relate to one time effects caused by the termination of our Brazilian joint venture.
The Company provides information relating to its adjusted OIBDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA are valuable indicators of the operating performance of the Company on a consolidated basis.

Adjusted OIBDA less Capex
Vonage uses adjusted OIBDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted OIBDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, one-time acquisition related costs, acquisition related consideration accounted for as compensation, change in contingent consideration, and one-time costs associated with organizational transformation.
The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related costs, acquisition related consideration accounted for as compensation, change in contingent consideration, and one-time costs associated with organizational transformation are not reflective of operating performance.
Net debt (cash)
Vonage defines net debt (cash) as the current maturities of capital lease obligations, current portion of notes payable, notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs, and capital lease obligations, net of current maturities, less unrestricted cash and marketable securities.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.
Safe Harbor Statement
This press release contains forward-looking statements, including statements about acquisitions, acquisition integration, growth priorities or plans, revenues, adjusted OIBDA, churn, seats, lines or accounts, average revenue per user, cost of telephony services, the Company’s share repurchase plan, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition we face; the expansion of competition in the unified communications market; our ability to adapt to rapid changes in the market for voice and messaging services; risks associated with the market for CPaaS products and services; our ability to retain customers and attract new customers, including in a cost effective manner; the risk associated with developing and maintaining effective internal sales teams; the risk associated with developing and maintaining effective distribution channels; risks related to the acquisition or integration of future businesses; security breaches and other compromises of information security; risks associated with sales of our UCaaS services to medium-sized and enterprise customers; our dependence on third party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; our ability to scale our business and grow efficiently; risks associated with our third-party vendor cloud infrastructure; our reliance on third party hardware and software; our dependence on third party vendors; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; our ability to obtain or maintain relevant intellectual property licenses; intellectual property and other litigation that have been and may be brought against us; failure to protect our trademarks and internally developed software; obligations and restrictions associated with data privacy; uncertainties relating to regulation of VoIP services; results of regulatory inquiries into our business practices; uncertainties regarding the regulation of CPaaS services; customer misuse of our CPaaS products; the impact of export controls and economic sanctions regulations; fraudulent use of our name or services; our ability to establish and expand strategic alliances; risks associated with operating abroad; liability under anti-corruption laws; governmental regulation and taxes in our international operations; the impact of domestic and international tax regulations on our CPaaS products and services; our dependence upon key personnel; our dependence on our customers' existing broadband connections; restrictions in our debt agreements that may limit our operating flexibility; foreign currency fluctuations; our ability to obtain additional financing if required; any reinstatement of holdbacks by our vendors; our history of net losses and ability to achieve consistent profitability in the future; and other factors that are set forth in the “Risk Factors” section and other sections of Vonage’s Annual Report on Form 10-K for the year ended December 31, 2015, in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
(vg-f)